UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 21, 2003

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

Delaware (State of incorporation of both registrants)	US Airways Group, Inc. 54-119463 US Airways, Inc. 53-0218143 (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant’s telephone number, including area code)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant’s telephone number, including area code)

Item 5.      Other Events

                Attached hereto as Exhibit 99.1 are certain slides presented by the Debtors at the hearing (Distressed Termination Hearing) to consider the Debtors’ Motion Seeking (1) a Determination That They Satisfy the Financial Requirements for a Distress Termination of the Retirement Income Plan for Pilots of US Airways, Inc., and Approval of Such Pension Plan’s Termination, and (2) Approval of a New Defined Contribution Plan for Pilots, before the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, commencing on February 21, 2003 and continuing thereafter as announced at the Distressed Termination Hearing.

                Bankruptcy law does not permit solicitation of votes on a reorganization plan until the Bankruptcy Court approves the applicable disclosure statement relating to the reorganization plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan. On January 17, 2003, the Bankruptcy Court approved the Company’s Disclosure Statement with respect to its First Amended Plan of Reorganization (Amended Plan) and authorized a balloting and solicitation process that commenced on January 31, 2003, and will conclude on March 10, 2003. A hearing on confirmation of the Amended Plan is scheduled to commence in the Bankruptcy Court on March 18, 2003. Persons who are entitled to vote on the Amended Plan should obtain and read the Bankruptcy Court approved Disclosure Statement prior to voting to accept or reject the Amended Plan. The Company will emerge from Chapter 11 if and when the Amended Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

                Certain of the information contained in the attached slides should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Company’s products; acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. While no assurance can be given as to what values, if any, ultimately will be ascribed in the bankruptcy proceedings to each of these constituencies, it should be noted that the Amended Plan, which the Company is seeking to confirm in March, affords no distribution to the Company’s equity security holders and cancels such equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7.     Financial Statements and Exhibits

(c)	Exhibits

Designation	Description
99.1	Certain slides presented at the Distressed Termination Hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)

Date: February 24, 2003	By:	/s/ Anita P. Beier Anita P. Beier Vice President and Controller (Chief Accounting Officer)

US Airways, Inc. (REGISTRANT)

Date: February 24, 2003	By:	/s/ Anita P. Beier Anita P. Beier Vice President and Controller (Chief Accounting Officer)